As filed with the Securities and Exchange Commission on February 2, 2022.
Registration No. 333-252073

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 4
TO
FORM S-1 ON FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CLOVER HEALTH INVESTMENTS, CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	6324	98-1515192
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
3401 Mallory Lane, Suite 210
Franklin, Tennessee 37067
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
__________________________________
Vivek Garipalli
Chief Executive Officer
3401 Mallory Lane, Suite 210
Franklin, Tennessee 37067
Telephone: (201) 432-2133
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
__________________________________
Copies to:

Stephen Thau, Esq. William L. Hughes, Esq. Niki Fang, Esq. Orrick, Herrington & Sutcliffe LLP The Orrick Building 405 Howard Street San Francisco, California 94105 Tel: (415) 773-5700
__________________________________
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
On January 13, 2021, Clover Health Investments, Corp. (the “Company”) filed a registration statement with the Securities and Exchange Commission (the “SEC”) on Form S-1 (Registration No. 333-252073) (as amended, the “Registration Statement”). The Registration Statement was originally declared effective by the Securities and Exchange Commission (the “SEC”) on January 27, 2021.
This Post-Effective Amendment No. 4 to Form S-1 on Form S-3 (“Post-Effective Amendment No. 4”) is being filed by the Company to convert the Registration Statement on Form S-1 into a Registration Statement on Form S-3 and to include updated information regarding the Selling Securityholders named in the prospectus. No additional securities are being registered under this Post-Effective Amendment No. 4. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

The information in this preliminary prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion, Dated February 2, 2022
Clover Health Investments, Corp.
220,580,418 Shares of Class A Common Stock

This prospectus relates to the offer and sale from time to time by the selling securityholders named in this prospectus (the “Selling Securityholders”) of up to 220,580,418 shares of Class A common stock, par value $0.0001 per share (“Class A common stock”), consisting of (i) up to 32,100,000 shares of Class A common stock (the “PIPE shares”) issued in a private placement pursuant to subscription agreements entered into on October 5, 2020 (the “PIPE Investment”); (ii) up to 16,162,500 shares of Class A common stock (the “founder shares”) issued upon consummation of the Business Combination (defined below), in exchange for shares of our Class A ordinary shares originally issued in a private placement to SCH Sponsor III LLC (the “Sponsor”) and subsequently distributed to the previous independent directors of Social Capital Hedosophia Holdings Corp. III, a Cayman Islands exempted Company (“SCH”); (iii) up to 111,905,053 shares of Class A common stock reserved for issuance by us upon conversion of Class B common stock held by certain of our affiliates, including our officers, directors and greater than 10% stockholders, and their affiliated entities; (iv) up to 13,993,030 shares of Class A common stock reserved for issuance by us upon conversion of Class B common stock issuable upon exercise of options to purchase Class B common stock; (v) up to 44,173,855 shares of Class A common stock reserved for issuance by us upon conversion of Class B common stock issuable upon settlement of restricted stock units; and (vi) up to 2,245,980 shares of Class A common stock issued upon exercise of warrants to purchase shares of Class A common stock (the “private placement warrants”) originally issued in a private placement to the Sponsor.
On January 7, 2021, we consummated the transactions contemplated by that certain Agreement and Plan of Merger, dated as of October 5, 2020 (as amended, the “Merger Agreement”), by and among SCH, Asclepius Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of SCH (“Merger Sub”), and Clover Health Investments, Corp., a Delaware corporation (“Clover”). As contemplated by the Merger Agreement, SCH filed a notice of deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and filed a certificate of incorporation and a certificate of corporate domestication with the Secretary of State of the State of Delaware, under which SCH was domesticated and continues as a Delaware corporation (the “Domestication”). Further, on January 7, 2021, as contemplated by the Merger Agreement, SCH consummated the merger transactions contemplated by the Merger Agreement, whereby (x) Merger Sub merged with and into Clover, the separate corporate existence of Merger Sub ceasing and Clover became the surviving corporation and a wholly owned subsidiary of Clover Health (the “First Merger”) and (y) Clover merged with and into SCH, the separate corporate existence of Clover ceasing and SCH became the surviving corporation, changing its name to “Clover Health Investments, Corp.” (“Clover Health”) (together with the First Merger, the “Mergers”, and collectively with the “Domestication,” the “Business Combination”).
The Selling Securityholders may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales of the shares of our Class A common stock, except with respect to amounts received by us upon the exercise of the options for cash. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sale of shares of our Class A common stock. See “Plan of Distribution” beginning on page 18 of this prospectus.
Our Class A common stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbols “CLOV.” On February 1, 2022, the last reported sales price of our Class A common stock was $2.79 per share.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 6 of this prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is                     , 2022.

TABLE OF CONTENTS
Prospectus
You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the Selling Securityholders have authorized anyone to provide you with different information. Neither we nor the Selling Securityholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the date of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.
i

INFORMATION INCORPORATED BY REFERENCE
This registration statement incorporates by reference important business and financial information about our Company that is not included in or delivered with this document. The information incorporated by reference is considered to be part of this prospectus, and the SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference:
•Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed on March 31, 2021 (our “Annual Report”);
•Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021, filed on May 17, 2021, August 11, 2021 and November 9, 2021, respectively;
•Our Current Reports on Form 8-K, filed on January 6. 2021, January 12, 2021 (as amended by our Form 8-K/A filed on April 1, 2021), February 5, 2021 (with respect to Item 8.01 therein), March 1, 2021 (with respect to Item 8.01 therein), March 31, 2021, April 15, 2021, May 17, 2021 (with respect to Item 4.02 therein), July 15, 2021, July 22, 2021, August 16, 2021, August 25, 2021, September 14, 2021, and January 19, 2022; and
•The description of our securities filed as an exhibit to our Annual Report.
We also incorporate by reference into this prospectus any further filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than portions of those made pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” and not filed with the SEC), including all filings filed after the date hereof and prior to the completion of an offering of securities under this prospectus.
We have filed with the SEC this registration statement under the Securities Act of 1933, as amended, covering the shares of Class A Common Stock to be offered and sold by this prospectus and any applicable prospectus supplement. This prospectus does not contain all of the information included in the registration statement, some of which is contained in exhibits to the registration statement. The registration statement, including the exhibits, can be read at the SEC website referred to below under “Where You Can Find More Information.” Any statement made in this prospectus or any prospectus supplement concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed any contract, document, agreement or other document as an exhibit to the registration statement or any other document incorporated herein by reference, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.
Our filings with the SEC, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, are available free of charge on our website at www.cloverhealth.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:
Clover Health Investments, Corp.
3401 Mallory Lane, Suite 210
Franklin, Tennessee 37067
Telephone: (201) 432-2133

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus. To the extent necessary, each time that the Selling Securityholders offer and sell securities, we or the Selling Securityholders may provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. To the extent permitted by law, we may also authorize one or more free writing prospectuses that may contain material information relating to these offerings. Such prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”
Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations, and prospects may have changed since those dates.
This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, statistical data, estimates, and information concerning our industry, our business, and the market for our products and solutions, including our general expectations of our market position, market growth forecasts, our market opportunity, and size of the markets in which we participate, that are based on industry publications, surveys, and reports that have been prepared by independent third parties, as well as other information based on our internal sources. While we believe such industry and market data are reliable and are based on reasonable assumptions, these data involve many assumptions and limitations, and you are cautioned not to give undue weight to these estimates. Although we have not independently verified the accuracy or completeness of the data contained in these industry publications, surveys, and reports, we believe the publications, surveys, and reports are generally reliable, although such information is inherently subject to uncertainties and imprecision. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” contained in this prospectus, any applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. These and other factors could cause results to differ materially from those expressed in the projections and estimates made in these publications and reports and by us. Certain information that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus concerning our industry and the markets served by us, including our market share, is also based on our good-faith estimates derived from management’s knowledge of the industry and other information currently available to us.
Unless the context indicates otherwise, references in this prospectus to the “Company,” “Clover Health,” “we,” “us,” “our” and similar terms refer to Clover Health Investments, Corp. (f/k/a Social Capital Hedosophia Holdings Corp. III) and its consolidated subsidiaries. References to “SCH” refer to our predecessor company prior to the consummation of the Business Combination (the “Closing,” and such date of the consummation of the Business

Combination, the “Closing Date”). References to “Clover” refer to Clover Health Investments, Corp. prior to the Closing.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus (including the documents incorporated by reference herein) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements contained in this prospectus other than statements of historical fact, including statements regarding our future results of operations, financial position, market size and opportunity, our business strategy and plans, the factors affecting our performance and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “should,” “would,” “can,” “expect,” “project,” “outlook,” “forecast,” “objective,” “plan,” “potential,” “seek,” “grow,” “target,” “if,” and the negative or plural of these words and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the section entitled “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Forward-looking statements contained in this prospectus involve a number of judgments, risks, and uncertainties, including without limitation, risks related to:
•our expectations regarding results of operations, financial condition and cash flows;
•our expectations regarding the development and expansion of our Medicare Advantage and Direct Contracting businesses;
•our ability to successfully enter new service markets and manage our operations;
•anticipated trends and challenges in our business and in the markets in which we operate;
•our ability to expand our beneficiary base and provider network;
•our ability to increase adoption and use of the Clover Assistant;
•the anticipated benefits associated with the use of the Clover Assistant platform, including our ability to utilize the platform to manage medical costs of our members;
•our ability to develop new features and functionality that meet market needs and achieve market acceptance;
•our ability to retain and hire necessary employees and staff our operations appropriately;
•the timing and amount of certain investments in growth;
•the effect of uncertainties related to the global COVID-19 pandemic on our business, results of operations, and financial condition;
•the outcome of any known and unknown litigation and regulatory proceedings;
•any current, pending or future legislation, regulations or policies that could have a negative effect on our revenue and businesses, including rules, regulations and policies relating to healthcare and Medicare;
•our ability to maintain or improve our Star Ratings or otherwise continue to improve the financial performance of our business;
v

•our ability to maintain, protect and enhance our intellectual property; and
•general economic conditions, including the societal and economic impact of the COVID-19 pandemic, and geopolitical uncertainty and instability.
We caution you that the foregoing list of judgments, risks and uncertainties that may cause actual results to differ materially from those in the forward-looking statements may not be complete. You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by law, we do not intend to update any of these forward-looking statements after the date of this prospectus or to conform these statements to actual results or revised expectations.
You should read this prospectus, any prospectus supplement and any document incorporated herein or therein with the understanding that our actual future results, levels of activity, performance, and events and circumstances may be materially different from what we expect.

PROSPECTUS SUMMARY
The following summary highlights information contained in greater detail elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider in making your investment decision. You should carefully read the entire prospectus, including the information presented under the sections titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements,” included elsewhere in this prospectus and the information incorporated by reference, before making an investment decision.
The Company
At Clover Health, we are singularly focused on creating great, sustainable healthcare to improve every life. We have centered our strategy on building and deploying technology that we believe will enable us to solve a significant data problem while avoiding the limitations of legacy approaches. Currently, as a next-generation Medicare Advantage (MA) insurer, we leverage our flagship software platform, the Clover Assistant, to provide America’s seniors with Preferred Provider Organization (PPO) and Health Maintenance Organization (HMO) plans that are the obvious choice for Medicare-eligible consumers. We call our plans “Obvious” because we believe they are highly affordable - offering most of our members the lowest average out-of-pocket costs for primary care provider (PCP) co-pays, specialist co-pays, drug deductibles and drug costs in their markets - and provide wide network access and the same cost-sharing (co-pays and deductibles) for primary care providers who are in- and out-of-network. By empowering providers with data-driven, personalized insights at the point of care through our software platform, we believe we can improve clinical decision-making and viably offer these “Obvious” plans at scale, through an asset-light approach. We reach a broad array of consumers, including traditionally underserved populations.
We drive adoption and use of the Clover Assistant across our contracted providers by focusing on continuously improving its user-centric design, highly actionable and real-time clinical content, enhanced and rapid payment for Clover Assistant visits and simple onboarding.
High provider engagement with the Clover Assistant enables real-time, data-driven decision-making for our lives under management at the point of care and drives rapid software iteration: the more that providers use the Clover Assistant, the more it learns and furthers the precision of personalized data-driven recommendations. We combine our beneficiary data with provider-generated data and use this powerful closed feedback loop to continuously tune our clinical rules and machine learning models, as well as to select and prioritize future software capabilities. We believe the use and continuous improvement of the Clover Assistant has resulted in not only improved clinical decision-making but also enhanced MA plan performance. The platform also facilitates identifying and engaging with our most at-risk patients for our clinical programs designed to provide additional targeted care support, which is designed to further drive better plan performance. Taken together, we believe these enhancements will allow us to return a material portion of our savings to our members through our “Obvious” MA plans and to continuously lower our members’ out-of-pocket costs, while providing them with market-leading benefits.
Corporate Information
We were incorporated on October 18, 2019, as a special purpose acquisition company and a Cayman Islands exempted company under the name Social Capital Hedosophia Holdings Corp. III (SCH). On April 24, 2020, SCH completed its initial public offering. On January 7, 2021, SCH consummated the Business Combination with Clover and changed its name to Clover Health Investments, Corp.
Our principal executive offices are located at 3401 Mallory Lane, Suite 210, Franklin, Tennessee 37067. Our telephone number is (201) 432-2133. Our website address is www.cloverhealth.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.
Clover Health, the Clover Health logo, the Clover Assistant and our other registered or common law trademarks, tradenames and service marks appearing in this prospectus are our property. Solely for convenience, our trademarks, tradenames and service marks referred to in this prospectus appear without the ®, ™ and SM symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights to these trademarks and tradenames. This prospectus contains additional trademarks, tradenames and service marks of other companies that are the property of their respective owners.

The Offering

Shares of Class A common stock offered by the Selling Securityholders
220,580,418 shares, consisting of:
•32,100,000 PIPE shares;
•16,162,500 founder shares;
•111,905,053 shares of Class A common stock reserved for issuance by us upon conversion of Class B common stock held by certain of our affiliates, including our officers, directors and greater than 10% stockholders, and their affiliated entities;
•13,993,030 shares of Class A common stock reserved for issuance by us upon conversion of Class B common stock issuable upon exercise of options to purchase Class B common stock;
•44,173,855 shares of Class A common stock reserved for issuance by us upon conversion of Class B common stock issuable upon settlement of restricted stock units; and
•2,245,980 shares of Class A common stock issued upon exercise of the private placement warrants.

Shares of Class A common stock outstanding prior to exercise of all stock options and settlement of restricted stock units	352,645,626 shares (as of December 31, 2021)

Shares of Class B common stock outstanding prior to exercise of all stock options and settlement of restricted stock units	118,206,768 shares (as of December 31, 2021)

Terms of the offering	The Selling Securityholders will determine when and how they will dispose of the shares of Class A common stock registered under this prospectus for resale.

Use of proceeds
We will not receive any proceeds from the sale of shares of Class A common stock by the Selling Securityholders other than proceeds from the exercise of the options whose underlying shares of Class B common stock are covered by this prospectus. We have no plans for the application of any of these proceeds other than for general corporate purposes. We have no assurance that any of the options will be exercised. See “Use of Proceeds.”

Risk factors	See “Risk Factors” and other information included or incorporated by reference in this prospectus for a discussion of factors you should consider before investing in our securities.

Nasdaq Stock Market symbol	Our Class A common stock is listed on the Nasdaq Global Select Market under the symbol “CLOV.”

Risk Factor Summary
Our business is subject to numerous risks and uncertainties, including those described in the section entitled “Risk Factors” in this prospectus and any applicable prospectus supplement, that represent challenges that we face in connection with the successful implementation of our strategy and growth of our business. The occurrence of one or more of the events or circumstances described in the section entitled “Risk Factors” in this prospectus and any applicable prospectus supplement, alone or in combination with other events or circumstances, may harm our business. Such risks include, but are not limited to, the following:
•We have incurred net losses in the past, we anticipate increased expenses in the future, and we may not be able to achieve or maintain profitability.
•We have relatively limited experience with the Clover Assistant, and initial results may not be indicative of future performance.
•Our expansion into Direct Contracting presents new risks to our business.
•Our future performance depends in part on increasing the lifetime value of enrollments, which are realized over several years, and any failure to do so could negatively affect our future prospects and results of operations, including our ability to attain or increase profitability.
•If we fail to estimate, price for and manage medical expenses in an effective manner, the profitability of our Medicare Advantage plans and Direct Contracting business could decline, which could materially and adversely affect our results of operations, financial position, and cash flows.
•CMS’s risk adjustment payment system makes our revenue and profitability difficult to predict and could result in material retroactive adjustments to our results of operations.
•We are subject to risks associated with the COVID-19 pandemic, which could have a material adverse effect on our business, results of operations, financial condition, and financial performance.
•If adoption and use of the Clover Assistant is lower than we expect, our growth may slow or stall, or we may experience a decline in our Lives under Clover Management, and our operating results could be adversely affected.
•If we are unable to succeed in expanding our Lives under Clover Management, our future growth would be limited, and our business, financial condition, and results of operations would be harmed.
•Our members and DCE Beneficiaries remain concentrated in certain geographic areas and populations, which exposes us to unfavorable changes in local benefit costs, reimbursement rates, competition, and economic conditions.
•Our new markets, particularly rural markets, may not be as profitable to serve as our existing markets.
•Our operating results may be adversely affected if we are unable to grow our provider networks or contract with providers, medical facilities, and other entities on competitive terms.
•We may be unable to effectively manage our growth, which could have a material adverse effect on our business, financial condition, and results of operations.
•Our international operations pose certain risks to our business that may be different from risks associated with our domestic operations.
•We are currently, and may in the future be, subject to investigations and litigation, which could be costly and time-consuming to defend, and the outcomes of which cannot be predicted.
•We derive substantially all of our total revenues from Medicare Advantage premiums and Direct Contracting revenue and expect to continue to derive a substantial portion of our total revenues in the future from these lines of business. Changes or developments in Medicare or the health insurance system and laws and regulations governing the health insurance markets in the United States could materially adversely affect our business, operating results, financial condition and prospects.
•Failure to protect or enforce our intellectual property rights could impair our ability to protect our internally-developed technology and our brand, and our business may be adversely affected.
•Our failure to obtain or maintain the right to use certain of our intellectual property could negatively affect our business.
•The market prices and trading volume of our shares of Class A common stock have experienced extreme         volatility in recent periods, and such volatility could return, regardless of our operating performance, which could cause purchasers of our securities to incur substantial losses.
•A “short squeeze” due to a sudden increase in demand for shares of our Class A common stock that largely exceeds supply and/or focused investor trading in anticipation of a potential short squeeze has led to, and could again lead to, extreme price volatility in shares of our Class A common stock.
•Sales of substantial amounts of our securities in the public markets, or the perception that they might occur, could cause the market price of our common stock to decline.
•The dual class structure of our common stock has the effect of concentrating voting power with certain stockholders, including our directors, executive officers, principal stockholders, and their respective affiliates, who held in the aggregate 81.8% of the voting power of our capital stock as of December 31, 2021. This ownership will limit or preclude the ability of our other stockholders to influence corporate matters, including the election of directors, amendments of our organizational documents, and any merger, consolidation, sale of all or substantially all of our assets, or other major corporate transaction requiring stockholder approval.
•Certain provisions in our corporate charter documents and under Delaware law may prevent or hinder attempts by our stockholders to change our management or to acquire a controlling interest in us, and the trading price of our Class A common stock may be lower as a result.

RISK FACTORS
Investing in our securities involves risks. Before deciding whether to purchase any of our securities, you should consider carefully the risks and uncertainties set forth under the heading “Risk Factors” in any applicable prospectus supplement and any related free writing prospectus, and discussed under the section titled “Risk Factors” contained in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, and the risk factors included in our other periodic reports filed with the Securities and Exchange Commission, as well as any amendments thereto, which are incorporated by reference into this prospectus and any applicable prospectus supplement in their entirety, together with other information in this prospectus and any applicable prospectus supplement, the documents incorporated by reference herein and therein, and any related free writing prospectus. See “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.” Our business, results of operations, financial condition, and prospects could also be harmed by risks and uncertainties that are not presently known to us or that we currently believe are not material. If any of these risks actually occur, our business, results of operations, financial condition, and prospects could be materially and adversely affected. Unless otherwise indicated, references in these risk factors to our business being harmed will include harm to our business, reputation, brand, financial condition, results of operations, and prospects. In such event, the market price of our securities could decline, and you could lose all or part of your investment.

USE OF PROCEEDS
All of the securities offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.
Assuming the exercise of all outstanding options for cash, we will receive an aggregate of approximately $42.8 million, but will not receive any proceeds from the sale of the shares of Class A common stock issuable upon such exercise. We expect to use the net proceeds from the exercise of the options, if any, for working capital and general corporate purposes. We will have broad discretion over the use of any proceeds from the exercise of the options. There is no assurance that the holders of the options will elect to exercise for cash any or all of such options.
The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, Nasdaq listing fees, and fees and expenses of our counsel and our independent registered public accounting firm.

SELLING SECURITYHOLDERS
The following table sets forth certain information concerning the shares of Class A common stock that may be offered from time to time by each Selling Securityholder under this prospectus.
This prospectus relates to the resale of up to 220,580,418 shares of Class A common stock, consisting of (i) up to 32,100,000 PIPE shares; (ii) up to 16,162,500 founder shares; (iii) up to 111,905,053 shares of Class A common stock reserved for issuance by us upon conversion of Class B common stock held by certain of our affiliates, including our officers, directors and greater than 10% stockholders, and their affiliated entities; (iv) up to 13,993,030 shares of Class A common stock reserved for issuance by us upon conversion of Class B common stock issuable upon exercise of options to purchase Class B common stock; (v) up to 44,173,855 shares of Class A common stock reserved for issuance by us upon conversion of Class B common stock issuable upon settlement of restricted stock units; and up to 2,245,980 shares of Class A common stock issued upon exercise of the private placement warrants.
The Selling Securityholders may from time to time offer and sell any or all of the shares of Class A common stock set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Securityholders’ interest in the Class A common stock other than through a public sale.
The following table sets forth, as of the date of this prospectus, the names of the Selling Securityholders, and the aggregate number of shares of common stock that the Selling Securityholders may offer pursuant to this prospectus. For purposes of this table, we have assumed that the Selling Securityholders will have sold all of the securities covered by this prospectus upon the completion of the offering.
We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such securities. In particular, the Selling Securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities. Any changed or new information given to us by the Selling Securityholders, including regarding the identity of, and the securities held by, each Selling Securityholder, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary.
Please see the section entitled “Plan of Distribution” for further information regarding the Selling Securityholders’ method of distributing these securities.
We have determined beneficial ownership in accordance with the rules and regulations of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to applicable community property laws.
The beneficial ownership percentages set forth in the table below are based on 352,645,626 shares of our Class A common stock and 118,206,768 shares of our Class B common stock issued and outstanding as of December 31, 2021. In computing the number of shares beneficially owned by a person and the percentage ownership of such person, we deemed all shares subject to options that are currently exercisable, or exercisable within 60 days of December 31, 2021, and all shares of our common stock issuable pursuant to RSUs that will vest within 60 days of December 31, 2021, to be outstanding and to be beneficially owned by the person holding the options or RSUs for the purpose of computing the percentage ownership of that person. However, except as described above, we did not deem such shares outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Clover Health Investments, Corp., 3401 Mallory Lane, Suite 210, Franklin, Tennessee 37067.

Name and Address of Beneficial Owner	Common Stock Beneficially Owned Prior to Offering				% of Total Voting Power Prior to Offering **	Number of shares of Class A Common Stock Registered for Sale Hereby	Common Stock Beneficially Owned After Offering				% of Total Voting Power After Offering **
	Class A		Class B				Class A		Class B
	Shares	%	Shares	%			Shares	%	Shares	%
5% Holders
Entities affiliated with Chamath Palihapitiya(1)	30,147,610	8.5%	284,891	*	2.2%	28,408,480	1,739,130	*	284,891	*	*
Entities and individuals affiliated with Greenoaks Partners LLC(2)	906,946	*	24,847,610	21.0%	16.2%	25,754,556	—	—	—	—	—
Entities affiliated with Vivek Garipalli(3)	—	—	83,584,543	70.7%	54.5%	83,584,543	—	—	—	—	—
Executive Officers and Directors						—
Vivek Garipalli(4)	—	—	86,927,241	71.5%	55.4%	113,033,779	—	—	—	—	—
Andrew Toy(5)	—	—	12,790,323	9.8%	7.7%	27,514,942	—	—	—	—	—
Jamie Reynoso(6)	60,462	*	517,017	*	*	517,017	60,462	*			*
Chelsea Clinton(7)	—	—	499,390	*	*	685,690	—	—	—	—	—
Nat Turner(8)	—	—	2,565,954	2.2%	1.7%	2,565,954	—	—	—	—	—
Other Selling Securityholders
Alberta Investment Management Corporation(9)	400,000	*	—	—	*	400,000	—	—	—	—	—
Alfred DeCarolis, Trustee of The DeCarolis 2017 Trust, dated 12/6/2017	50,000	*	—	—	*	50,000	—	—	—	—	—
Alyeska Master Fund, L.P.(10)	2,185,318	*	—	—	*	400,000	1,785,318	*	—	—	*
Baron Funds(11)	2,000,000	*	—	—	*	2,000,000	—	—	—	—	—
Casdin Partners Master Fund, L.P. (12)	1,000,000	*	726,511	*	*	1,000,000	—	—	726,511	*	*
CH Capital SPV LLC(13)	500,000	*	—	—	*	500,000	—	—	—	—	—
Dr. James Ryans	100,000	*	—	—	*	100,000	—	—	—	—	—
Entities affiliated with Davidson Kempner(14)	500,000	*	—	—	*	500,000	—	—	—	—	—
Entities affiliated with Polar Asset Management Partners Inc.(15)	500,000	*	—	—	*	500,000	—	—	—	—	—
Entities managed by FMR LLC(16)	2,500,000	*	3,887,482	3.3%	2.7%	2,500,000	—	—	3,887,482	3.3%	2.5%
Funds managed by Weiss Asset Management LP(17)	1,750,000	*	—	—	*	1,000,000	750,000	*	—	—	*
Gundy Co ITF HGC Arbitrage Fund LP A/C: 515-0049	400,000	*	—	—	*	400,000	—	—	—	—	—
Healthcare of Ontario Pension Plan Trust Fund	1,000,000	*	—	—	*	1,000,000	—	—	—	—	—
Integrated Core Strategies (US) LLC(18)	1,012,937	*	—	—	*	1,000,000	12,937	*	—	—	*
Jacqueline D. Reses	300,000	*	—	—	*	300,000	—	—	—	—	—
Entities managed by Jennison Associates LLC(19)	1,000,000	*	—	—	*	1,000,000	—	—	—	—	—
Linden Capital L.P. and affiliates(20)	769,165	*	—	—	*	400,000	369,165	*	—	—	*
Millais Limited	750,000	*	—	—	*	750,000	—	—	—	—	—
MMF LT, LLC(21)	400,000	*	—	—	*	400,000	—	—	—	—	—
Entities managed by UBS O’Connor LLC(22)	500,000	*	—	—	*	500,000	—	—	—	—	—
Park West Asset Management LLC and affiliates(23)	500,000	*	—	—	*	500,000	—	—	—	—	—
Perceptive Life Sciences Master Fund, Ltd.	1,500,000	*	—	—	*	1,500,000	—	—	—	—	—
Schonfeld Strategic 460 Fund LLC(24)	940,249	*	—	—	*	500,000	440,249	*	—	—	*
Senator Global Opportunity Master Fund LP(25)	4,200,000	1.2%	—	—	*	3,600,000	600,000	*	—	—	*
Entities Managed by Suvretta Capital Management, LLC(26)	1,000,000	*	—	—	*	1,000,000	—	—	—	—	—
The Bain Revocable Trust DTD 4/3/13	300,000	*	—	—	*	300,000	—	—	—	—	—
__________________
*    Less than one percent.
**    Percentage of total voting power represents voting power with respect to all shares of Class A common stock and Class B common stock, as a single class. Each share of Class B common stock is entitled to ten votes per share and each share of Class A common stock is entitled to one vote per share. For more information about the voting rights of Common Stock, see the section below titled “Description of Securities.”
(1)Consists of (i) 28,408,480 shares of Class A common stock held by ChaChaCha SPAC C LLC, (ii) 1,739,130 shares of Class A common stock held by SC Master Holdings, LLC. and 284,891 shares of Class B common stock held by Social + Capital Partnership III. Mr. Palihapitiya beneficially owns shares held by ChaChaCha SPAC C LLC, SC Master Holdings, LLC and Social + Capital Partnership III by virtue of his voting and investment control over these entities. All the shares held by ChaChaCha SPAC C LLC are subject to a pledge in favor of Credit Suisse AG, New York Branch as collateral with respect to a loan agreement. The address of these entities is 317 University Ave, Suite 200, Palo Alto, CA 94301. Includes 2,245,980 shares of Class A common stock received upon exercise of warrants.
(2)Consists of (i) 1,004,577 shares of Class B common stock held of record by Greenoaks Capital MS LP – Banting Series, (ii) 771,331 shares of Class B common stock held of record by Greenoaks Capital MS LP – Blackwell Series, (iii) 2,169,635 shares of Class B common stock held of record by Greenoaks Capital MS LP – Joslin Series, (iv) 679,056 shares of Class B common stock held of record by Greenoaks Capital MS LP – Osler Series, (v) 3,009,089 shares of Class B common stock held of record Greenoaks Capital Opportunities Fund, L.P., (vi) 6,514,694 shares of Class B common stock held of record by Greenoaks Capital MS LP – Lister Series, (xi) 25,173 shares of Class A common stock held by Greenoaks Capital MS Management LLC – Lister Series, (vii) 8,024,421 shares of Class B common stock held of record by Greenoaks Magnolia Fund LP, (viii) 2,674,807 shares of Class B common stock held of record by Greenoaks Magnolia MS Fund LP – Pasteur Series, (ix) 157,158 shares of Class A common stock held of record by Neil Mehta, (x) 440,655 shares of Class A common stock held of record by Neil Mehta Separate Property Trust and (xi) 309,133 shares of Class A common stock held by the Peretz Family Trust. Greenoaks Capital Partners LLC is the investment adviser to these entities and related persons or entities. Each of Neil Mehta and Benjamin Peretz is a managing member of Greenoaks Capital Partners LLC. Therefore, Mr. Peretz and Mr. Mehta may be deemed to share voting power and dispositive power over the shares held by these entities and related persons or related entities. The principal business address of each of these entities and related persons or entities is 535 Pacific Avenue, 4th Floor, San Francisco, California 94133.
(3)Consists of (i) 5,645,934 shares of Class B common stock held by Caesar Ventures, LLC (Caesar Ventures), (ii) 2,062,265 shares of Class B common stock held by Caesar Clover, LLC (Caesar Clover), (iii) 75,694,143 shares of Class B common stock held by NJ Healthcare Investments, LLC (NJ Healthcare), and (iv) 182,201 shares of Class B common stock held by Titus Ventures, LLC (Titus Ventures). Mr. Garipalli serves as the sole manager of Caesar Ventures, Caesar Clover, NJ Healthcare and Titus Ventures, respectively. Therefore, Mr. Garipalli may be deemed to share voting power and dispositive power over the shares held by these entities.
(4)Consists of (i) the shares listed in footnote (3) of which Mr. Garipalli may be deemed to share voting and dispositive power, and (ii) 3,342,698 shares of Class B common stock issuable upon the settlement of RSUs that will vest within 60 days of December 31, 2021. The number of shares of Class A common stock registered hereby for Mr. Garipalli includes 29,449,236 shares of Class A common stock issuable upon conversion of the Class B common stock issuable upon the settlement of RSUs, of which 3,342,698 shares of Class B common stock issuable upon the settlement of RSUs that will vest within 60 days of December 31, 2021.
(5)Consists of 12,790,323 shares of Class B common stock issuable upon the exercise of options. The number of shares of Class A common stock registered hereby for Mr. Toy includes 14,724,619 shares of Class A common stock issuable upon conversion of the Class B common stock issuable upon the settlement of RSUs.
(6)Consists of 517,017 shares of Class B common stock issuable upon exercise of options and 60,462 shares of Class A common stock issuable upon settlement of RSUs that will vest within 60 days of December 31, 2021.
(7)Consists of 499,390 shares of Class B common stock issuable upon exercise of options. The number of shares of Class A common stock registered hereby for Ms. Clinton includes 186,300 shares of Class A common stock issuable upon conversion of the Class B common stock issuable upon the exercise of options that are not exercisable within 60 days of December 31, 2021.
(8)Consists of 2,565,954 shares of Class B common stock held by Multiple Holdings, LLC. Nat Turner is a partner in Multiple Holdings, LLC and may be deemed to share voting power and dispositive power over the shares held by Multiple Holdings, LLC. The address of Multiple Holdings, LLC is 139 Reade Street, apartment 5A, New York, NY 10013.
(9)Alberta Investment Management Corporation is established as an agent of the Crown in right of the Province of Alberta and manages funds on behalf of a diverse set of Alberta public sector clients for which it serves as investment manager. The address of Alberta Investment Management Corporation is 1600-10250, 101 Street SW, Edmonton, AB T5J 3P4.
(10) Alyeska Investment Group, L.P. is the investment manager of Alyeska Master Fund, L.P. and as such, has voting and investment control of the shares held by Alyeska Master Fund, L.P. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by Alyeska Master Fund, L.P.
(11)    Consists of (i) 938,000 shares of Class A common stock held by Baron Asset Fund, (ii) 675,000 shares of Class A common stock held by Baron Global Advantage Fund, (iii) 12,000 shares of Class A common stock held by Baron Health Care Fund, and (iv) 375,000 shares of Class A common stock held by Baron Opportunity Fund (collectively, the “Baron Funds”). This Selling Securityholder has represented to us that it is an affiliate of a limited-purpose broker-dealer but that its shares were purchased in the ordinary course of business and that at the time of its purchase it had no agreements or understandings, directly or indirectly, with any person to distribute such shares.
(12)    Casdin Capital, LLC is the investment adviser to Casdin Partners Master Fund, L.P., and Casdin Partners GP, LLC is the general partner of Casdin Partners Master Fund L.P. Eli Casdin is the managing member of Casdin Capital, LLC and Casdin Partners GP, LLC. As such, each of Casdin Capital, LLC, Casdin Partners GP, LLC and Eli Casdin may be deemed to beneficially own the securities held by Casdin Partners Master Fund, L.P. by virtue of their shared voting and investment control over Casdin Partners Master Fund, L.P. Each of Casdin Capital, LLC, Casdin Partners GP, LLC and Mr. Casdin disclaims beneficial ownership of such securities except to the extent of their respective pecuniary interest therein.
(13) Jeff Lo has voting and investment control over the shares held by CH Capital SPV LLC and as such, may be deemed to beneficially own the shares held by CH Capital SPV LLC.
(14) Consists of (i) 178,450 shares of Class A common stock held by Davidson Kempner Institutional Partners, L.P., (ii) 217,000 shares of Class A common stock held by Davidson Kempner International, Ltd., (iii) 89,950 shares of Class A common stock held by Davidson Kempner Partners. and (iv) 14,600 shares of Class A common stock held by M.H. Davidson & Co. (collectively, the “Davidson Kempner Entities”). Davidson Kempner Capital Management LP (DKCM) holds voting and dispositive power over the securities held by the Davidson Kempner Entities. Anthony A. Yoseloff, Eric P. Epstein, Conor Bastable, Shulamit Leviant, Morgan P. Blackwell, Patrick W. Dennis, Gabriel T. Schwartz, Zachary Z. Altschuler, Joshua D. Morris and Suzanne K. Gibbons, through DKCM, are responsible for the voting and investment decisions relating to the securities held by the Davidson Kempner Entities. Each of the aforementioned entities and individuals disclaims beneficial ownership of securities held by any other entity or individual names in this footnote except to the extent of such entity’s or individual’s pecuniary interest therein, if any.
(15) Consists of (i) 291,650 shares of Class A common stock held by Polar Long/Short Master Fund (PLSMF) and (ii) 208,350 shares of Class A common stock held Polar Multi Strategy Master Fund (PMSMF). Polar Asset Management Partners Inc. is the investment advisor to

PLSMF and PMSMF with respect to the shares directly held by PLSMF and PMSMF, respectively. Paul Sabourin, as Chief Investment Officer of Polar Asset Management Partners Inc., has the power to vote or dispose of the shares beneficially owned by Polar Asset Management Partners Inc. and therefore may also be deemed the beneficial owner of such shares held by PLSMF and PMSMF, respectively.
(16) Consists of (i) 268,500 shares of Class A common stock and 544,383 shares of Class B common stock held by Fidelity Advisor Series I: Fidelity Advisor Growth Opportunities Fund, (ii) 40,700 shares of Class A common stock and 126,670 shares of Class B common stock held by Variable Insurance Products Fund III: Growth Opportunities Portfolio, (iii) 11,000 shares of Class A common stock and 131,124 shares of Class B common stock held by Fidelity Advisor Series I: Fidelity Advisor Series Growth Opportunities Fund, (iv) 2,400 shares of Class A common stock held by Fidelity U.S. Growth Opportunities Investment Trust, (v) 40,000 shares of Class A common stock held Fidelity NorthStar Fund, 202,600 shares of Class A common stock and 509,299 shares of Class B common stock held by Fidelity Mt. Vernon Street Trust: Fidelity Series Growth Company Fund, (vii) 952,500 shares of Class A common stock and 1,665,851 shares of Class B common stock held by Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund, (viii) 873,600 shares of Class A common stock and 910,155 shares of Class B common stock held by Fidelity Growth Company Commingled Pool, and (ix) 108,700 shares of Class A common stock held by Fidelity Mt. Vernon Street Trust: Fidelity Growth Company K6 Fund (collectively, the “Fidelity Entities”). Direct or indirect subsidiaries of FMR LLC manage the Fidelity Entities. Abigail P. Johnson is a Director, the Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (Fidelity Funds) advised by Fidelity Management & Research Company, LLC (FMR Co), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company, LLC carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.
(17) Consists of (i) 577,500 shares of Class A common stock held by Brookdale Global Opportunity Fund (BGO) and (ii) 1,172,500 shares of Class A common stock held by Brookdale International Partners, L.P. (BIP). Andrew Weiss is the Manager of WAM GP LLC, which is the general partner of Weiss Asset Management LP, the investment manager of BGO and BIP. WAM GP LLC is also the Manager of BIP GP LLC, the general partner of BIP. Mr. Weiss has voting and dispositive power with respect to the securities held by the BGO and BIP. Mr. Weiss, WAM GP LLC, Weiss Asset Management LP and BIP GP LLC each disclaim beneficial ownership of the shares held by BGO and BIP, except to the extent of their respective pecuniary interests therein.
(18) Consists of (i) 1,012,933 shares of the Class A common stock held by Integrated Core Strategies (US) LLC (Integrated Core Strategies) and (ii) 4 shares of the Class A common stock and 465,000 warrants to purchase shares of Class A common stock held by ICS Opportunities, Ltd (ICS Opportunities). Millennium International Management LP (Millennium International Management) is the investment manager to ICS Opportunities and may be deemed to have shared voting control and investment discretion over securities owned by ICS Opportunities. Millennium Management LLC (Millennium Management) is the general partner of the managing member of Integrated Core Strategies and may be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies and Riverview Group. Millennium Management is also the general partner of the 100% owner of ICS Opportunities and may also be deemed to have shared voting control and investment discretion over securities owned by ICS Opportunities. Millennium Group Management LLC (Millennium Group Management) is the managing member of Millennium Management and may also be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies. Millennium Group Management is also the general partner of Millennium International Management and may also be deemed to have shared voting control and investment discretion over securities owned by ICS Opportunities. The managing member of Millennium Group Management is a trust of which Israel A. Englander currently serves as the sole voting trustee. Therefore, Mr. Englander may also be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies and ICS Opportunities.
(19) Consists of (i) 8,368 shares of Class A common stock held by PGIM Jennison Technology Fund, (ii) 867,282 shares of Class A common stock held by PGIM Jennison Health Sciences Fund, (iii) 43,485 shares of Class A common stock held by Jenop Global Healthcare Fund Limited, and (iv) 80,865 shares of Class A common stock held by Jennison Global Healthcare Master Fund, Ltd. (collectively, the “Jennison Funds”). Jennison Associates LLC (Jennison), the Jennison Funds’ investment manager, has voting and investment control over the securities held by the Jennison Funds and as such, may be deemed to beneficially own the securities. Jennison is an indirect wholly owned subsidiary of Prudential Financial Inc. (PFI), and Jennison, PFI and the portfolio managers of the Jennison Funds expressly disclaim any beneficial interest of such shares.
(20) The securities directly held by Linden Capital L.P. are indirectly held by Linden Advisors LP (the investment manager of Linden Capital L.P.), Linden GP LLC (the general partner of Linden Capital L.P.), and Mr. Siu Min (Joe) Wong (the principal owner and the controlling person of Linden Advisors LP and Linden GP LLC). Linden Capital L.P., Linden Advisors LP, Linden GP LLC and Mr. Wong share voting and dispositive power with respect to the securities held by Linden Capital L.P.
(21)    Moore Capital Management, LP is the investment manager of MMF LT, LLC, and Louis M. Bacon controls the general partner of Moore Capital Management, LP and as such may be deemed to beneficially own these shares. Mr. Bacon is also the indirect majority owner of MMF LT, LLC.
(22) Consists of (i) 230,750 shares of Class A common stock held by Nineteen77 Global Multi-Strategy Alpha Master Limited, (ii) 38,500 shares of Class A common stock held by Nineteen77 Global Merger Arbitrage Opportunity Fund, and (iii) 230,750 shares of Class A common stock held by Nineteen77 Global Merger Arbitrage Master Limited (collectively, the “UBS Entities”). UBS O’Connor LLC (UBS) is the investment manager and discretionary investment advisor for the UBS Entities. Kevin Russell, the Chief Investment Officer of UBS, is deemed to have power to vote or dispose of the securities held by the UBS Entities.
(23) Consists of (i) 454,500 shares of the Class A common stock held by Park West Investors Master Fund, Limited (PWIMF) and (ii) 45,500 shares of the Class A common stock held by Park West Partners International, Limited (“PWPI” and, together with PWIMF, the “PW Funds”). Park West Asset Management LLC (PWAM) is the investment manager to the PW Funds and may be deemed to beneficially own the shares held by the PW Funds. Peter S. Park is the sole member and manager of PWAM and may also be deemed to beneficially own the shares held by the PW Funds.
(24)    Schonfeld Strategic Advisors LLC is a Registered Investment Advisor and has been delegated the legal power to vote and/or direct the disposition of such securities on behalf of Schonfeld Strategic 460 Fund LLC as a general partner or investment manager and would be considered the beneficial owner of such securities. The above shall not be deemed to be an admission by the record owners or Schonfeld Strategic 460 Fund LLC that they are themselves beneficial owners of these securities for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, or any other purpose.
(25) Senator Investment Group LP, or Senator, is investment manager of the selling securityholder and may be deemed to have voting and dispositive power with respect to the shares. The general partner of Senator is Senator Management LLC (the “Senator GP”). Douglas Silverman controls Senator GP and, accordingly, may be deemed to have voting and dispositive power with respect to the shares held by this selling securityholder. Mr. Silverman disclaims beneficial ownership of the shares held by the selling securityholder.
(26) Consists of (i) 994,000 shares of Class A common stock held by Suvretta Master Fund, Ltd. and (ii) 6,000 shares of Class A common stock held by Suvretta Long Master Fund, Ltd. (collectively, the “Suvretta Funds”). Suvretta Capital Management, LLC is the investment manager of the Suvretta Funds, and Aaron Cowen is a control person of Suvretta Capital Management, LLC and as such may be deemed to beneficially own these shares.

DESCRIPTION OF SECURITIES
The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to the amended and restated certificate of incorporation (for purposes of this section, the “charter”), the amended and restated bylaws (for purposes of this section, the “bylaws”), the Registration Rights Agreement and the warrant-related documents described herein, copies of which have been publicly filed with the SEC. We urge to you read each of the charter, the bylaws and the warrant-related documents described herein in their entirety for a complete description of the rights and preferences of our securities. See “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”
Authorized Capitalization
General
The total amount of our authorized capital stock consists of:
•2,500,000,000 shares of our Class A common stock, par value $0.0001 per share;
•500,000,000 shares of our Class B common stock, par value $0.0001 per share
•25,000,000 shares of our preferred stock, par value $0.0001 per share.
As of December 31, 2021, there were 352,645,626 shares of our Class A common stock, 118,206,768 shares of our Class B common stock and no shares of our preferred stock outstanding.
Preferred Stock
Our board of directors has authority to issue shares of our preferred stock in one or more series, to fix for each such series such voting powers, designations, preferences, qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, redemption privileges and liquidation preferences for the issue of such series all to the fullest extent permitted by the DGCL. The issuance of our preferred stock could have the effect of decreasing the trading price of our common stock, restricting dividends on our capital stock, diluting the voting power of our common stock, impairing the liquidation rights of our capital stock, or delaying or preventing a change in control of the Company.
Common Stock
We have two classes of authorized common stock, Class A common stock and Class B common stock. Unless our board of directors determines otherwise, all of our capital stock will be issued in uncertificated form.
Voting Rights
Holders of our Class A common stock are entitled to one vote per share, and holders of our Class B common stock are entitled to ten votes per share, on each matter submitted to a vote of stockholders, as provided by the charter. The holders of Class A common stock and Class B common stock will generally vote together as a single class on all matters (including the election of directors) submitted to a vote of our stockholders, unless otherwise required by Delaware law or the charter. Delaware law could require either holders of Class A common stock or Class B common stock to vote separately as a single class in the following circumstances:
•if we were to seek to amend the charter to increase or decrease the par value of a class of our capital stock, then that class would be required to vote separately to approve the proposed amendment; and
•if we were to seek to amend the charter in a manner that alters or changes the powers, preferences, or special rights of a class of our capital stock in a manner that affected such holders adversely, then that class would be required to vote separately to approve the proposed amendment.

The charter and bylaws provide for a classified board of directors that is divided into three classes with staggered three-year terms. Only the directors in one class will be subject to election by a plurality of the votes cast at each annual meeting of Clover Health’s stockholders, with the directors in the other classes continuing for the remainder of their respective three-year terms.
The bylaws provide that the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business. When a quorum is present, the affirmative vote of a majority of the votes cast is required to take action, unless otherwise specified by law, the bylaws or the charter, and except for the election of directors, which is determined by a plurality vote. There are no cumulative voting rights.
Conversion
Each outstanding share of Class B common stock is convertible at any time at the option of the holder into one share of Class A common stock. In addition, each share of Class B common stock will convert automatically into one share of Class A common stock upon any transfer, whether or not for value, except for certain permitted transfers, described in the paragraph that immediately follows this paragraph and further described in the charter. Once converted into Class A common stock, the Class B common stock will not be reissued. In addition, all the outstanding shares of Class B common stock will convert automatically into one share of Class A common stock upon the earliest of (i) January 7, 2031 (ii) the separation date of the last to separate of Vivek Garipalli and Andrew Toy (the “Founders”), (iii) the date that is one (1) year after the death or permanent disability Founders of the last to die or become disabled of the Founders and (iv) the date specified by the affirmative vote of the holders of our Class B common stock representing not less than two-thirds (2/3) of the voting power of the outstanding shares of our Class B common stock, voting separately as a single class.
A transfer of Class B common stock will not trigger an automatic conversion of such stock to Class A common stock if it is a permitted transfer. A permitted transfer is a transfer by a holder of Class B common stock to any of the persons or entities listed in clauses (i) through (v) below, each referred to herein as a Permitted Transferee, and from any such Permitted Transferee back to such holder of Class B common stock and/or any other Permitted Transferee established by or for such holder of Class B common stock: (i) to a trust for the benefit of the holder of Class B common stock and for the benefit of no other person; (ii) to a trust for the benefit of the holder of Class B common stock and persons other than the holder of Class B common stock so long as the holder of Class B common stock retains sole dispositive power and voting control; (iii) to a trust under the terms of which such holder of Class B common stock has retained a “qualified interest” within the meaning of §2702(b)(1) of the Internal Revenue Code and/or a reversionary interest so long as the holder of Class B common stock retains sole dispositive power and exclusive voting control with respect to the shares of Class B common stock held by such trust; (iv) to an Individual Retirement Account, as defined in Section 408(a) of the Internal Revenue Code, or a pension, profit sharing, stock bonus, or other type of plan or trust of which such holder of Class B common stock is a participant or beneficiary and which satisfies the requirements for qualification under Section 401 of the Internal Revenue Code, so long as such holder of Class B common stock retains sole dispositive power and exclusive voting control with respect to the shares of Class B common stock held in such account, plan, or trust; (v) to a corporation, partnership, or limited liability company in which such holder of Class B common stock directly, or indirectly, retains sole dispositive power and exclusive voting control with respect to the shares of Class B common stock held by such corporation, partnership, or limited liability company; (vi) solely with respect to a holder of Class B common stock that is a venture capital, private equity or similar private investment fund, any general partner, managing member, officer or director of such holder of Class B common stock or an affiliated investment fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management or advisory company with, such holder of Class B common stock; (vii) any other corporation, partnership, limited liability company or trust approved by our Board of Directors; (viii) a trust or private non-operating organization that is tax-exempt under Section 501(c)(3) of the Code so long as such holder of Class B common stock has dispositive power and voting control with respect to the shares of Class B Common Stock held by such trust or organization and the transfer to such trust does not involve any payment of cash, securities, property or other consideration (other than an interest in such trust or organization) to such holder of Class B common stock; and (ix) any immediate family member of such holder of Class B common stock for estate planning purposes.

Dividend Rights
Each holder of shares of our common stock is entitled to the payment of dividends and other distributions as may be declared by our board of directors from time to time out of our assets or funds legally available for dividends or other distributions. These rights are subject to the preferential rights of the holders of our preferred stock, if any, and any contractual limitations on our ability to declare and pay dividends.
Other Rights
Each holder of our Class A common stock and Class B common stock is subject to, and may be adversely affected by, the rights of the holders of any series of our preferred stock that we may designate and issue in the future. Our Class A common stock and Class B common stock are not entitled to preemptive rights and are not subject to conversion (except as noted above), redemption, or sinking fund provisions.
Liquidation Rights
If we are involved in voluntary or involuntary liquidation, dissolution or winding up of our affairs, or a similar event, each holder of our Class A common stock and Class B common stock will participate pro rata in all assets remaining after payment of liabilities, subject to prior distribution rights of our preferred stock, if any, then outstanding.
Anti-takeover Effects of Delaware Law and our Charter and Bylaws
The charter and bylaws contain provisions that may delay, defer or discourage another party from acquiring control of the Company. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of the Company to first negotiate with our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our board of directors the power to discourage mergers that some of our stockholders may favor.
Dual Class Common Stock
The charter provides for a dual class common stock structure pursuant to which holders of our Class B common stock will have the ability to control the outcome of matters requiring stockholder approval, even if they own significantly less than a majority of the shares of our outstanding Class A and Class B common stock, including the election of directors and significant corporate transactions, such as a merger or other sale of us or our assets. Current investors, executives, and employees will have the ability to exercise significant influence over those matters.
Special Meetings of Stockholders
The charter provides that a special meeting of stockholders may be called by (a) the chairperson of our board of directors, (b) our Chief Executive Officer, (c) our lead independent director or (d) our board of directors pursuant to a resolution adopted by a majority of the board.
Action by Written Consent
The charter provides that any action required or permitted to be taken by our stockholders must be effected at an annual or special meeting of the stockholders, and may not be taken by written consent in lieu of a meeting.
Staggered Board
Our board of directors is divided into three classes. The directors in each class will serve for a three-year term, one class being elected each year by our stockholders. This system of electing and removing directors may tend to discourage a third-party from making a tender offer or otherwise attempting to obtain control of the Company, because it generally makes it more difficult for stockholders to replace a majority of the directors.

Removal of Directors
Our board of directors or any individual director may be removed from office at any time, but only for cause and only by the affirmative vote of not less than two-thirds of the voting power of all of our then outstanding shares of voting stock entitled to vote at an election of directors.
Stockholders Not Entitled to Cumulative Voting
The charter does not permit stockholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of our outstanding shares of Class A common stock and Class B common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they choose, other than any directors that holders of our preferred stock may be entitled to elect.
Delaware Anti-takeover Statute
We are subject to Section 203 of the Delaware General Corporation Law, which prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset, or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors.
Issuance of undesignated preferred stock
Our board of directors have the authority, without further action by the stockholders, to issue up to 25,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock enables our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or other means.
Choice of Forum
Our charter provides that the Court of Chancery of the State of Delaware will be the exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: (1) any derivative action or proceeding brought on our behalf; (2) any action asserting a claim of breach of a fiduciary duty or other wrongdoing by any of our directors, officers, employees, or agents to us or our stockholders; (3) any action asserting a claim against us arising pursuant to any provision of the General Corporation Law of the State of Delaware or our charter or bylaws; (4) any action to interpret, apply, enforce, or determine the validity of our charter or bylaws; or (5) any action asserting a claim governed by the internal affairs doctrine. The provisions would not apply to suits brought to enforce a duty or liability created by the Securities Act, the Exchange Act, or any other claim for which the U.S. federal courts have exclusive jurisdiction. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all such Securities Act actions. Accordingly, both state and federal courts have jurisdiction to entertain such claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, our charter provides that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act.
Transfer Agent
The transfer agent and registrar for our Class A common stock is Continental Stock Transfer & Trust Company. The transfer agent and registrar’s telephone number and address is (212) 509-4000 and 1 State Street, 30th Floor, New York, NY 10004.

PLAN OF DISTRIBUTION
The Selling Securityholders, which as used herein includes donees, pledgees, transferees, distributees or other successors-in-interest selling shares of our Class A common stock or interests in our Class A common stock received after the date of this prospectus from the Selling Securityholders as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer, distribute or otherwise dispose of certain of their shares of Class A common stock or interests in our Class A common stock on any stock exchange, market or trading facility on which shares of our Class A common stock are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
The Selling Securityholders may use any one or more of the following methods when disposing of their shares of common stock or interests therein:
•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•one or more underwritten offerings;
•block trades in which the broker-dealer will attempt to sell the shares of Class A common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•purchases by a broker-dealer as principal and resale by the broker-dealer for its accounts;
•an exchange distribution in accordance with the rules of the applicable exchange;
•privately negotiated transactions;
•distributions to their members, partners or shareholders;
•short sales effected after the date of the registration statement of which this prospectus is a part is declared effective by the SEC;
•through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;
•directly to one or more purchasers;
•broker-dealers may agree with the Selling Securityholders to sell a specified number of such shares of Class A common stock at a stipulated price per share or warrant; and
•a combination of any such methods of sale.
The Selling Securityholders may, from time to time, pledge or grant a security interest in some shares of our Class A common stock owned by them and, if a Selling Securityholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such shares of Class A common stock from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the Selling Securityholders to include the pledgee, transferee or other successors in interest as the Selling Securityholders under this prospectus. The Selling Securityholders also may transfer shares of our Class A common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
In connection with the sale of shares of our Class A common stock or interests therein, the Selling Securityholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our Class A common stock in the course of hedging the positions they assume. The Selling Securityholders may also sell shares of our Class A common stock short and deliver these securities to close out their short positions, or loan or pledge shares of our Class A common stock to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares of our Class A common stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The aggregate proceeds to the Selling Securityholders from the sale of shares of our Class A common stock offered by them will be the purchase price of such shares of our Class A common stock less discounts or commissions, if any. The Selling Securityholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of share of our Class A common stock to be made directly or through agents. We will not receive any of the proceeds from any offering by the Selling Securityholders.
The Selling Securityholders also may in the future resell a portion of our Class A common stock in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act.
The Selling Securityholders and any underwriters, broker-dealers or agents that participate in the sale of shares of our Class A common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of shares of our Class A common stock may be underwriting discounts and commissions under the Securities Act. If any Selling Securityholder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, then the Selling Securityholder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the Selling Securityholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.
To the extent required, our Class A common stock to be sold, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable discounts, commissions, concessions or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
To facilitate the offering of shares of our Class A common stock offered by the Selling Securityholders, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our Class A common stock. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares of Class A common stock than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our Class A common stock by bidding for or purchasing shares of Class A common stock in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares of Class A common stock sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our Class A common stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
Under the Registration Rights Agreement, we have agreed to indemnify the Selling Securityholders party thereto against certain liabilities that they may incur in connection with the sale of the securities registered hereunder, including liabilities under the Securities Act, and to contribute to payments that the Selling Securityholders may be required to make with respect thereto. In addition, we and the Selling Securityholders may agree to indemnify any underwriter, broker-dealer or agent against certain liabilities related to the selling of the securities, including liabilities arising under the Securities Act.
We have agreed to maintain the effectiveness of this registration statement until all such securities have been sold under this registration statement or Rule 144 under the Securities Act or are no longer outstanding. We have agreed to pay all expenses in connection with this offering, other than underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses. The Selling Securityholders will pay, on a pro rata basis, any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses relating to the offering.
Selling Securityholders may use this prospectus in connection with resales of shares of our Class A common stock. This prospectus and any accompanying prospectus supplement will identify the Selling Securityholders, the terms of our Class A common stock and any material relationships between us and the Selling Securityholders. Selling Securityholders may be deemed to be underwriters under the Securities Act in connection with shares of our Class A common stock they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in a prospectus supplement, the Selling Securityholders will receive all the net proceeds from the resale of shares of our Class A common stock.
A Selling Securityholder that is an entity may elect to make an in-kind distribution of Class A common stock to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradable shares of Class A common stock pursuant to the distribution through a registration statement.

LEGAL MATTERS
The validity of the securities offered hereby has been passed upon for the Company by Orrick, Herrington & Sutcliffe LLP. Any underwriters or agents will be advised about other issues relating to the offering by counsel to be named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Clover Health Investments, Corp. and subsidiaries as of December 31, 2020 and 2019 and for each of the two years in the period ended December 31, 2020 incorporated by reference in this prospectus have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of Class A common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the Company and its Class A common stock, reference is made to the registration statement and the exhibits and any schedules filed therewith. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or a report we file under the Exchange Act, you should refer to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit to a registration statement or report is qualified in all respects by the filed exhibit.
You can read our SEC filings, including the registration statement, at the SEC’s website at www.sec.gov.
We are subject to the information reporting requirements of the Exchange Act and we are required to file reports, proxy statements and other information with the SEC. These reports, proxy statements, and other information are available for inspection and copying at the SEC’s website referred to above. We also maintain a website at www.cloverhealth.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16. Exhibits.

Exhibit No.	Description

3.1
Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 12, 2021).

3.2
Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 12, 2021).

4.1
Specimen Class A Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.5 to the Registration Statement on Form S-4/A (Registration No. 333-249558), filed with the Securities and Exchange Commission on November 20, 2020).

4.2
Specimen Class B Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.6 to the Registration Statement on Form S-4/A (Registration No. 333-249558), filed with the Securities and Exchange Commission on November 20, 2020).

5.1
Opinion of Orrick, Herrington & Sutcliffe LLP (incorporated by reference to Exhibit 5.1 to the Registration Statement on Form S-1 (Registration No. 333-252073), filed with the Securities and Exchange Commission on January 13, 2021).

23.1*	Consent of Ernst & Young LLP
23.2
Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1) (incorporated by reference to Exhibit 5.1 to the Registration Statement on Form S-1 (Registration No. 333-252073), filed with the Securities and Exchange Commission on January 13, 2021).

24.1	Power of Attorney (contained on the signature page of the Registration Statement on Form S-1 (Registration No. 333-252073), filed with the Securities and Exchange Commission on January 13, 2021).
24.2
Power of Attorney of William G. Robinson Jr. (incorporated by reference to Exhibit 24.2 to the Company’s Post-Effective Amendment No. 1 to Form S-1 Registration Statement of Clover Health Investments, Corp. (File Number 333-252073) filed with the SEC on April 6, 2021).

24.3
Power of Attorney of Demetrios Kouzoukas (incorporated by reference to Exhibit 24.3 to the Company’s Post-Effective Amendment No. 2 to Form S-1 Registration Statement of Clover Health Investments, Corp. (File Number 333-252073) filed with the SEC on June 9, 2021).

*	Filed herewith.
II-1

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Franklin, State of Tennessee, on February 2, 2022.

CLOVER HEALTH INVESTMENTS, CORP.

By:	/s/ Vivek Garipalli
Vivek Garipalli
Chief Executive Officer and Director
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Vivek Garipalli	Chief Executive Officer and Director	February 2, 2022
Vivek Garipalli	(Principal Executive Officer)

/s/ Mark Herbers	Interim Chief Financial Officer	February 2, 2022
Mark Herbers	(Principal Financial and Accounting Officer)

*	President, Chief Technology Officer and Director	February 2, 2022
Andrew Toy

*	Director	February 2, 2022
Chelsea Clinton

*	Director	February 2, 2022
Demetrios Kouzoukas

*	Director	February 2, 2022
William G. Robinson, Jr.

*	Director	February 2, 2022
Lee A. Shapiro

*	Director	February 2, 2022
Nathaniel S. Turner

*By:	/s/ Vivek Garipalli
Vivek Garipalli
Attorney-in-Fact
II-2